Exhibit 99.3
Nevada Gold & Casinos, Inc.
Pro-forma Balance Sheet as of the Fiscal Year Ended April 30, 2010
	Nevada Gold As reported in Form 10-K	Acquired Silver Dollar Casinos at April 30, 2010 (Unaudited)	Pro-forma Adjustments	Pro-forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$3,155,736	$1,954,204		$5,109,940
Restricted cash	5,266,938	-	(5,000,000)	266,938
Accounts receivable	66,822	-		66,822
Prepaid expenses	475,262	(1,480)		473,782
Income tax receivable	1,750,374	-		1,750,374
Other current assets	155,796	161,568	70,000	387,364
Total current assets	10,870,928	2,114,292	(4,930,000)	8,055,220

Investments in development projects	1,418,789		(1,273,649)	145,140
Investments in development projects held for sale	3,437,932			3,437,932
Notes receivable - development projects, net of current portion	1,700,000			1,700,000
Goodwill	10,243,362	-	3,993,643	14,237,005
Identifiable intangible assets, net of accumulated amortization of $729,000 at April 30, 2010	5,101,800		3,382,851	8,484,651
Property and equipment, net of accumulated depreciation of $2,978,679 at April 30, 2010	3,473,051	1,888,863		5,361,914
Deferred tax asset	1,848,419	-	-	1,848,419
BVO receivable	4,000,000	-	-	4,000,000
Other assets, net of allowances	376,938	-	-	376,938
Total assets	$42,471,219	$4,003,155	1,172,845	$47,647,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,060,017	$106,000	$-	$1,166,017
Accrued interest payable	70,000	-	-	70,000
Other accrued liabilities	687,819	-	-	687,819
Total current liabilities	1,817,836	106,000	-	1,923,836

Long-term debt, net of current portion and discount	10,000,000	-	5,070,000	15,070,000
Other liabilities	30,944	-	-	30,944
Total liabilities	11,848,780	106,000	5,070,000	17,024,780

Commitments and contingencies	—			—

Stockholders' equity:
Common stock, $0.12 par value per share; 50,000,000 shares authorized; 13,935,330 shares issued and 12,764,130 shares outstanding at April 30, 2010	1,672,240	-	-	1,672,240
Additional paid-in capital	19,859,966	-	-	19,859,966
Retained earnings	19,464,972	3,897,155	(3,897,155)	19,464,972

Treasury stock, 1,171,200 shares at April 30, 2010, at cost	(10,369,200)			(10,369,200)
Accumulated other comprehensive loss	(5,539)	-		(5,539)
Total stockholders' equity	30,622,439	3,897,155	(3,897,155)	30,622,439
Total liabilities and stockholders' equity	$42,471,219	$4,003,155	$1,172,845	$47,647,219

Pro-forma Statement of Operations for the Fiscal Year Ended April 30, 2010

	Nevada Gold As reported in Form 10-K	Operating results of the acquired Silver Dollar Casinos for the twelve months ended April 30, 2010 (unaudited)	Pro-forma Adjustments	Pro-forma Stmt of Operations
Revenues:
Casino	$18,822,900	$26,396,282	$-	$45,219,182
Food and beverage	4,534,744	7,163,821	-	11,698,565
Other	865,264	1,378,624	-	2,243,888
Management fees	620,968	-	-	620,968
Gross revenues	24,843,876	34,938,727	-	59,782,603
Less promotional allowances	(2,817,888)	(3,905,435)	-	(6,723,323)
Net revenues	22,025,988	31,033,292	-	53,059,280

Operating expenses:
Casino	8,562,284	16,566,625	-	25,128,909
Food and beverage	2,851,635	5,713,201	-	8,564,836
Marketing and administrative	5,564,288	601,663	-	6,165,951
Facility	1,070,933	3,088,285	-	4,159,218
Corporate expense	4,216,475	2,323,592	-	6,540,067
Legal expenses	241,468	1,850	-	243,318
Depreciation and amortization	1,344,323	640,816	296,304	2,281,443
Impairment of assets	4,347,183	-	-	4,347,183
Write-off of project development cost	50,486	-	-	50,486
Other	476,395	503,030	-	979,425
Total operating expenses	28,725,470	29,439,062	296,304	58,460,836
Operating income (loss)	(6,699,482)	1,594,230	(296,304)	(5,401,556)
Non-operating income (expenses):
Gain (loss) on sale of equity investees and assets	16,511	(5,173)	-	11,338
Interest income	192,708	-	(10,721)	181,987
Interest expense	(866,034)	-	(557,700)	(1,423,734)
Amortization of loan issue costs	(58,972)	-	-	(58,972)
Loss on extinguishment of debt	(128,834)	-	-	(128,834)
Income (loss) before income tax expense (benefit)	(7,544,103)	1,589,057	(864,725)	(6,819,771)
Income tax expense (benefit)
Current	(1,546,698)	37,400	246,273	(1,263,025)
Deferred and change in valuation allowance	(1,248,623)	-	-	(1,248,623)
Total income tax expense (benefit)	(2,795,321)	37,400	246,273	(2,511,648)
Net income (loss)	$(4,748,782)	$1,551,657	$(1,110,998)	$(4,308,123)

Per share information:
Net income (loss) per common share - basic	$(0.37)	$0.12	$(0.09)	$(0.33)
Net income (loss) per common share - diluted	$(0.37)	$0.12	$(0.09)	$(0.33)

Basic weighted average number of shares outstanding	12,878,240	12,878,240	12,878,240	12,878,240
Diluted weighted average number of shares outstanding	12,878,240	12,878,240	12,878,240	12,878,240

Nevada Gold & Casinos, Inc.
Pro-forma Balance Sheet as of the Fiscal Year Ended April 30, 2010

Pro-forma adjustments to give effect to the acquisition as if it occurred April 30, 2010 (the last day of fiscal 2010)

To give effect to the acquisition as if it occurred April 30, 2010 (last day of fiscal 2010)
Restricted cash		5,000,000	Remaining cash to be paid for acquisition
Long-term debt, net of current portion		5,070,000	New credit agreement
Investments in development projects		1,273,649	Reclass
Memorabilia inventory	70,000		Hollywood Casino memorabilia
Customer relationships	2,074,131		Used same % as NGWA acquisition
Trade names	1,308,720		Used same % as NGWA acquisition
Retained earnings	3,897,155		Eliminate remaining Retained Earnings of
Goodwill	3,993,643		Silver Dollar Casinos

Pro-forma adjustments to give effect to the acquisition as if it occurred as of May 1, 2009 (the first day of fiscal 2010)

	Debit	Credit
Reduce interest income for the use of cash to purchase casinos for one year at 0.18%
Interest income	10,800
Cash		10,800

To account for interest expense on $5,070,000 long-term debt at 11.0%
Interest expense	557,700
Cash		557,700

To amortize Customer Relationship intangible asset over 7 years
Amortization of intangible assets expense	296,304
Accumulated amortization of intangible assets		296,304

To account for interest on $1 million deposit made to acquire casinos for 16 days at 0.18%
Cash	79
Interest income		79

To account for Federal income tax at 34% of pro-forma pre-tax operating adjustments
Income tax receivable	294,007
Income tax expense-current		294,007

To account for Federal income tax at 34% of pre-tax operating results of acquired casinos
Income tax expense-current	540,279
Income tax receivable		540,279